EXHIBIT 99.1

Peakstone Realty Trust Reports Fourth Quarter and Full Year 2025 Results

El Segundo, Calif. (February 18, 2026) - Peakstone Realty Trust (“Peakstone” or the “Company”) (NYSE: PKST), an industrial real estate investment trust with a strategic focus on the industrial outdoor storage (“IOS”) sector, today announced its financial results for the quarter and full year ended December 31, 2025.

Proposed Merger
On February 2, 2026, the Company and PKST OP L.P., its operating partnership (the “Operating Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with certain affiliates of Brookfield Asset Management (NYSE: BAM, TSX: BAM) (“Brookfield”) in which, upon the terms and subject to the conditions set forth in the Merger Agreement, a Brookfield private real estate fund would acquire all of the outstanding shares of Peakstone for $21.00 per share in cash (collectively with the other transactions contemplated by the Merger Agreement, the “Mergers”). The all-cash transaction represents an implied enterprise value of approximately $1.2 billion. The proposed purchase price represents a premium of 34% to Peakstone’s share price on January 30, 2026, the last full trading day prior to the announcement of the Mergers, as well as a 46% premium to the Company’s 30-day volume weighted average price (VWAP) and a 51% premium to the Company’s 90-day VWAP, for the period ended January 30, 2026. The transaction was unanimously approved by the Peakstone Board of Trustees and is expected to close by the end of the second quarter of 2026, subject to customary closing conditions, including approval by the Company’s common shareholders.

Fourth Quarter 2025 Highlights
•Revenue: Approximately $26.0 million from continuing operations (excludes approximately $12.8 million of revenue from Office Discontinued Operations Properties).
•Net income: Approximately $3.7 million; net income attributable to common shareholders of approximately $3.5 million, or $0.09 per basic and diluted share.
•Core Funds from Operations (“Core FFO”): $0.28 per basic and diluted share/unit.
•Adjusted Funds from Operations (“AFFO”): $0.28 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”): Increased 3.7% to approximately $11.5 million compared to the same quarter last year. For the fourth quarter, the portfolio included in same store metrics consisted solely of the 16 traditional industrial properties.
•Leasing: Completed 11.4 acres of leasing at weighted average releasing spreads of 9.7% (GAAP) and 3.7% (cash).
•Acquisitions: Acquired six IOS properties for approximately $38.5 million.
•Dispositions: Sold all remaining Office segment properties, consisting of 16 assets, for approximately $443.9 million, eliminating the Office segment as of December 31, 2025.
•Debt: Reduced outstanding debt balance by $564.8 million, resulting in total outstanding debt of $485.9 million and a Net Debt to Adjusted EBITDAre ratio of 5.4x as of December 31, 2025.

Full Year 2025 Highlights
•Revenue: Approximately $106.0 million from continuing operations (excludes approximately $94.8 million of revenue from Office Discontinued Operations Properties).
•Net loss: Approximately $(332.6) million; net loss attributable to common shareholders of approximately $(307.7) million, or $(8.37) per basic and diluted share.
•Core FFO: $1.98 per basic and diluted share/unit.
•AFFO: $1.99 per basic and diluted share/unit.
•Same Store Cash NOI: Increased 2.4% to approximately $45.5 million compared to prior year.
•Leasing: Completed 84.8 acres of leasing at weighted average releasing spreads of 55.5% (GAAP) and 52.8% (cash).
•Acquisitions: Acquired nine IOS properties for approximately $96.2 million.
•Dispositions: Sold 33 office properties for approximately $883.7 million, completing the Company’s exit from office, and three traditional industrial properties for approximately $71.6 million.
•Debt: Reduced outstanding debt balance by $874.4 million, resulting in total outstanding debt of $485.9 million as of December 31, 2025.

Portfolio
At quarter end, the Company’s portfolio was comprised of 76 Industrial segment properties, consisting of 60 IOS properties and 16 traditional industrial properties.

PORTFOLIO OVERVIEW At December 31, 2025
	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	WALT (in years)	ABR ($ in thousands)	Percentage of ABR
Operating Properties	72	—	—	4.5	$78,146	100.0%
IOS	56	—	97.9%	4.2	$31,885	40.8%
Traditional Industrial	16	100.0%	—	4.7	$46,261	59.2%
Redevelopment Properties	4	—	—	—	—	—%
Portfolio Total / Weighted-Average	76	100.0%	97.9%	4.5	$78,146	100.0%

Leasing Activity
Industrial Segment:
•During the quarter ended December 31, 2025, the Company completed the IOS leasing activity described below, totaling 11.4 usable acres. On a combined basis, the weighted average releasing spreads were 9.7% on a GAAP basis and 3.7% on a cash basis:
◦A new 11.3-year lease for 3.1 usable acres at an IOS property located in Port Charlotte, Florida.
◦A 3-year lease renewal for 3.7 usable acres at an IOS property located in Manassas, Virginia.
◦A 5-year lease renewal for 4.6 usable acres at an IOS property located in Houston, Texas.
•For the year ended December 31, 2025, the Company completed IOS leasing activity totaling 84.8 usable acres. On a combined basis, this leasing activity resulted in weighted average releasing spreads of 55.5% on a GAAP basis and 52.8% on a cash basis.

IOS Acquisition Activity
•During the quarter ended December 31, 2025, the Company acquired six IOS properties for an aggregate contractual purchase price of approximately $38.5 million, as described below:
◦A five-property IOS portfolio totaling 23.2 usable acres for approximately $31.0 million. The portfolio was 77% leased to four tenants, with a 5.8-year WALT and 3.6% average annual rent escalations. The properties are located in the following markets: Tampa, Florida; Atlanta, Georgia; and Chattanooga, Tennessee.
◦A 4.2-usable acre IOS property located in Plano, Texas for approximately $7.5 million. The property was 100% leased to a single tenant, with a 4.7-year WALT and 3.6% annual rent escalations.
•For the year ended December 31, 2025, the Company acquired nine IOS properties for an aggregate contractual purchase price of approximately $96.2 million.

Disposition Activity
Office Segment:
•During the quarter ended December 31, 2025, the Company sold all of its remaining office properties, consisting of 16 assets, for an aggregate gross sales price of approximately $443.9 million, eliminating the Office segment as of December 31, 2025.
•For the year ended December 31, 2025, the Company sold 33 office properties for an aggregate gross sales price of approximately $883.7 million, completing the Company’s exit from office.

Industrial Segment:
•There were no Industrial segment property dispositions in the fourth quarter.
•For the year ended December 31, 2025, the Company sold three traditional industrial properties for an aggregate gross sales price of approximately $71.6 million.

Financial Results for the Fourth Quarter
Revenue
For the quarter ended December 31, 2025, revenue from continuing operations was approximately $26.0 million, compared to approximately $29.8 million for the same quarter last year.

For the year ended December 31, 2025, revenue from continuing operations was approximately $106.0 million compared to approximately $116.4 million for the prior year. The change in revenue was primarily due to the Company’s transition to an industrial-only portfolio and full disposition of the Company’s office properties.

Net Income Attributable to Common Shareholders
For the quarter ended December 31, 2025, net income attributable to common shareholders was approximately $3.5 million, or $0.09 per basic and diluted share, compared to net income attributable to common shareholders of approximately $12.7 million, or $0.35 per basic and diluted share, for the same quarter last year.

For the year ended December 31, 2025, net loss attributable to common shareholders was approximately $(307.7) million, or $(8.37) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(10.4) million, or $(0.30) per basic and diluted share, for the prior year.

Core FFO and AFFO
For the quarter ended December 31, 2025, Core FFO was approximately $11.1 million, or $0.28 per basic and diluted share/unit, compared to $24.9 million, or $0.63 per basic and diluted share/unit, for the same quarter last year. AFFO was approximately $11.2 million, or $0.28 per basic and diluted share/unit, compared to $25.6 million, or $0.65 per basic and diluted share/unit, for the same quarter last year.

For the year ended December 31, 2025, Core FFO was approximately $78.6 million, or $1.98 per basic and diluted share/unit, compared to $100.0 million, or $2.53 per basic and diluted share/unit, for the prior year. For the year ended December 31, 2025, AFFO was approximately $79.0 million, or $1.99 per basic and diluted share/unit, compared to $106.6 million, or $2.69 per basic and diluted share/unit, for the prior year.

Same Store Cash NOI
For the quarter ended December 31, 2025, Same Store Cash NOI (reflecting only properties in continuing operations) was approximately $11.5 million compared to $11.1 million for the same quarter last year, an increase of 3.7%.

For the year ended December 31, 2025, Same Store Cash NOI (reflecting only properties in continuing operations) was approximately $45.5 million compared to $44.4 million for the prior year.

Segment	Same Store Cash NOI (USD in Thousands)	% Change vs Q4 2024
Industrial	$11,466	3.7%
IOS	—	—
Traditional Industrial	$11,466	3.7%
Total / Weighted-Average	$11,466	3.7%

Balance Sheet
Below is a table showing select balance sheet metrics.

Metric ($ in millions, unless otherwise noted)	Balance Sheet As of December 31, 2025
Total Debt	$485.9
Cash and Cash Equivalents	$138.7
Net Debt	$347.3
Available Revolver Capacity	$240.7
Total Liquidity	$379.4
Weighted Average Debt Maturity	3.2 years
Fixed Rate Debt, including Swaps (%)	100%
SOFR Interest Rate Swaps (Wtd. Avg. Rate)	$285mm through 7/1/29 at 3.58%
Total Wtd. Avg. Effective Interest Rate (including Swaps)	5.33%
Net Debt to Adjusted EBITDAre	5.4x

Dividends
The Company paid a dividend for the fourth quarter in the amount of $0.10 per common share on January 19, 2026 to holders of record of the Company’s common shares on December 31, 2025. Pursuant to the terms of the Merger Agreement, Peakstone has agreed to suspend payment of its regular quarterly dividend, effective immediately, until the earlier of the closing or the termination of the Merger Agreement.

Discontinued Operations
During 2025, the Company completed its strategic transformation to an industrial-only REIT through the disposition of all properties in its Office segment. As a result, the Office segment was eliminated as of December 31, 2025. As of September 30, 2025, the Company’s plan to dispose of its Office segment properties represented a strategic shift in its business that met the criteria for classification as discontinued operations. Accordingly, as of September 30, 2025, 27 Office segment properties (collectively, the “Office Discontinued Operations Properties”) were classified within discontinued operations for all periods presented. All previously disposed Office segment properties not included within the Office Discontinued Operations Properties are included within continuing operations for all periods presented.

Fourth Quarter 2025 Earnings Webcast
In light of the proposed Mergers, the Company will not be hosting a webcast to present the fourth quarter 2025 results.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an industrial real estate investment trust that owns and operates industrial outdoor storage (IOS) and traditional industrial properties, with a strategic focus on the IOS sector.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated expenses, anticipated events or trends and similar expressions concerning matters that are not historical facts, including statements relating to the growth of our industrial outdoor storage (“IOS”) platform and the consummation of the Mergers (as defined below). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; the impact of tariffs and global trade disruptions on us and our tenants; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy, land use and safety regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; whether we are able to identify, source or complete acquisitions on acceptable terms; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; whether we are able to successfully operate our industrial outdoor storage properties; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with our ability to obtain the shareholder approval required to consummate the Mergers and the timing of the closing, including the risks that a condition to closing will not be satisfied within the expected timeframe or at all or that the closing will not occur; the outcome of any legal proceedings that may be instituted against the parties to, and others related to, the Mergers and the Merger Agreement (as defined below); the risk that shareholder litigation in connection with the Mergers may affect the timing or occurrence of the Mergers or result in significant costs of defense, indemnification and liability; unanticipated difficulties or expenditures relating to the Mergers, the response of business partners and competitors to the announcement of the Mergers, potential difficulties in our ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the Mergers; and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the US. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures
In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://pkst.com or by contacting the Company’s Investor Relations by email at ir@pkst.com.

Participants in the Solicitation
The Company and its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 11, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$138,673	$146,514
Restricted cash	7,767	7,696
Real estate:
Land	381,824	341,702
Building and improvements	810,112	1,009,286
In-place lease intangible assets	109,852	141,193
Construction in progress	4,233	962
Total real estate	1,306,021	1,493,143
Less: accumulated depreciation and amortization	(211,099)	(224,247)
Total real estate, net	1,094,922	1,268,896
Assets related to discontinued operations, net	—	1,101,356
Above-market lease intangible assets, net	1,257	2,401
Deferred rent receivable	18,173	22,958
Deferred leasing costs, net	3,885	5,013
Goodwill	68,373	68,373
Right-of-use lease assets	1,325	755
Interest rate swap asset, at fair value	—	15,974
Other assets	18,449	36,296
Total assets	$1,352,824	$2,676,232
LIABILITIES AND EQUITY
Debt, net	$474,006	$1,344,619
Interest rate swap liability, at fair value	2,444	—
Distributions payable	3,818	8,477
Below-market lease intangible liabilities, net	34,261	39,832
Right-of-use lease liabilities	1,334	744
Accrued expenses and other liabilities	58,258	62,312
Liabilities related to discontinued operations	—	68,226
Total liabilities	$574,121	$1,524,210

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 37,176,167 and 36,733,327 shares outstanding in the aggregate as of December 31, 2025 and December 31, 2024, respectively	37	37
Additional paid-in capital	3,025,954	3,016,804
Cumulative distributions	(1,133,542)	(1,109,215)
Accumulated earnings	(1,145,986)	(838,279)
Accumulated other comprehensive (loss) income	(1,038)	15,874
Total shareholders’ equity	745,425	1,085,221
Noncontrolling interests	33,278	66,801
Total equity	778,703	1,152,022
Total liabilities and equity	$1,352,824	$2,676,232

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Rental income	$25,988	$29,787	$105,981	$116,357
Expenses:
Property operating expense	1,804	3,016	6,006	13,664
Property tax expense	2,291	2,364	8,289	9,918
General and administrative expenses	9,796	9,055	34,918	36,973
Corporate operating expenses to related parties	144	141	570	617
Real estate impairment provision	—	2,538	18,195	53,313
Depreciation and amortization	13,353	13,813	52,182	47,503
Total expenses	27,388	30,927	120,160	161,988
Loss before other income (expenses)	(1,400)	(1,140)	(14,179)	(45,631)
Other income (expenses):
Interest expense	(11,982)	(14,389)	(56,565)	(55,978)
Other income, net	2,012	1,677	7,351	14,479
Gain from disposition of assets	—	13,123	6,407	38,368
(Loss) gain on extinguishment of debt	(2,482)	10,973	(2,482)	10,466
Goodwill impairment provision	—	(5,680)	—	(10,274)
Transaction expenses	(121)	(243)	(555)	(821)
Net loss from continuing operations	(13,973)	4,321	(60,023)	(49,391)

Discontinued Operations:
Income (loss) from discontinued operations	8,706	9,495	(305,081)	38,028
Gain from disposition of assets	9,015	—	32,471	—
Net income (loss) from discontinued operations	17,721	9,495	(272,610)	38,028

Net income (loss)	3,748	13,816	(332,633)	(11,363)

Net loss attributable to noncontrolling interests from continuing operations	1,016	(345)	4,498	4,077
Net income attributable to noncontrolling interests from discontinued operations	(1,288)	(759)	20,428	(3,139)
Net (income) loss attributable to noncontrolling interests	(272)	(1,104)	24,926	938

Net income (loss) attributable to common shareholders	$3,476	$12,712	$(307,707)	$(10,425)

Basis and diluted earnings per common share:
Net loss per share from continuing operations	$(0.35)	$0.11	$(1.52)	$(1.26)
Net income per share from discontinued operations	0.44	0.24	$(6.85)	$0.96
Net income (loss) per share attributable to common shareholders, basic and diluted	$0.09	$0.35	(8.37)	(0.30)
Weighted-average number of common shares outstanding, basic and diluted	36,870,738	36,444,348	36,798,234	36,375,053

PEAKSTONE REALTY TRUST
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

We use Funds from Operations (“FFO”), Core Funds from Operation (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) as supplemental financial measures of our performance. These measures are used by management as supplemental financial measures of operating performance. We do not use these measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

The summary below describes the way we use these measures, provides information regarding why we believe these measures are meaningful supplemental measures of performance and reconciles these measures from net income or loss, the most directly comparable GAAP measures.

FFO

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding real estate related depreciation and amortization, impairment losses of depreciable real estate assets, gains (losses) from sales of depreciable real estate assets and after adjustments for unconsolidated joint ventures. FFO is used to facilitate meaningful comparisons of operating performance between periods and among other REITs, primarily because it excludes the effect of real estate depreciation and amortization and net gains (losses) from real estate sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can help facilitate comparisons of operating performance between periods and among other REITs. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Core FFO

We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain items such as gain or loss from the extinguishment of debt, goodwill impairment, unrealized gains or losses on derivative instruments, employee separation expense, transaction expenses, lease termination fees, and other items not related to ongoing operating performance of our properties. We believe that Core FFO is a useful supplemental measure in addition to FFO because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. As with FFO, our reported Core FFO may not be comparable to Core FFO as defined by other REITs.

AFFO

AFFO is presented in addition to Core FFO. AFFO further adjusts Core FFO for certain other non-cash items, including straight-line rent adjustment, amortization of share-based compensation, deferred rent – ground lease, non-cash amortization items (e.g., amortization of above- and below-market rent, net, debt premium and discount, net, ground lease interests, tax benefits and deferred financing costs) and other non-cash transactions. We believe AFFO provides a useful supplemental measure of our operating performance and is useful in comparing our operating performance with other REITs that may not be involved in similar transactions or activities. As with Core FFO, our reported AFFO may not be comparable to AFFO as defined by other REITs.

Our calculation of FFO, Core FFO, and AFFO is presented in the following table for the three months and full year ended December 31, 2025 and 2024 (dollars in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net Income (Loss) to FFO, Core FFO, and AFFO (1):	2025 (1)	2024 (1)	2025 (1)	2024 (1)
Net income (loss)	$3,748	$13,816	$(332,633)	$(11,363)
FFO Adjustments:
Depreciation of building and improvements	8,499	17,699	54,699	64,191
Amortization of leasing costs and intangibles	4,855	8,225	27,989	31,179
Real estate impairment provision	—	2,538	363,688	53,313
Gain from disposition of assets	(9,015)	(13,123)	(38,878)	(38,368)
FFO	8,087	29,155	74,865	98,952
FFO attributable to common shareholders and noncontrolling interests (2)	$8,087	$29,155	$74,865	$98,952

Core FFO Adjustments:
Loss (gain) on extinguishment of debt	3,020	(10,973)	3,725	(10,466)
Impairment provision, goodwill	—	5,680	—	10,274
Unrealized (gain) loss on investments	(7)	90	(115)	(377)
Employee separation expense	—	299	36	358
Transaction expenses	121	243	555	821
Lease termination adjustments	(45)	107	(287)	107
Other activities adjustment	(74)	252	(172)	364
Core FFO attributable to common shareholders and noncontrolling interests (2)	$11,102	$24,853	$78,607	$100,033

AFFO Adjustments:
Straight-line rent adjustment	(628)	(2,010)	(2,943)	(6,852)
Amortization of share-based compensation	1,596	2,059	6,380	7,896
Deferred rent - ground lease	427	423	1,705	1,661
Amortization of below market rent, net	(2,468)	(1,332)	(9,900)	(2,232)
Amortization of debt (discount)/premium, net	(73)	(36)	(490)	103
Amortization of ground leasehold interests	—	(98)	(290)	(389)
Amortization of below tax benefits	—	377	933	1,498
Amortization of deferred financing costs	1,286	1,206	4,966	4,757
Amortization of lease inducements	—	127	—	127
AFFO attributable to common shareholders and noncontrolling interests (2)	$11,242	$25,569	$78,968	$106,602

FFO per share/unit, basic and diluted	$0.20	$0.74	$1.88	$2.50
Core FFO per share/unit, basic and diluted	$0.28	$0.63	$1.98	$2.53
AFFO per share/unit, basic and diluted	$0.28	$0.65	$1.99	$2.69

Weighted-average common shares outstanding - basic and diluted shares	36,870,738	36,444,348	36,798,234	36,375,053
Weighted-average OP Units outstanding (2)	2,890,256	3,164,838	2,944,479	3,202,727
Weighted-average common shares and OP Units outstanding - basic and diluted	39,760,994	39,609,186	39,742,713	39,577,780
(1)FFO, Core FFO, and AFFO include amounts related to both continuing operations and Office Discontinued Operations Properties for all periods presented.
(2)Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net income or loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding (to the extent applicable during the periods presented) general and administrative expenses, corporate operating expenses to related parties, impairment of real estate, depreciation and amortization, interest expense, other income, net, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairment of goodwill, investment income or loss, transaction expense and net income or loss from discontinued operations and equity in earnings of unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease intangibles, deferred termination income, other deferred adjustments and amortization of other intangibles. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with adjustments for lease termination fees and rent abatements (to the extent applicable during the periods presented). We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income or loss, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months and full year ended December 31, 2025 and 2024 (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net Income (Loss) to Total NOI:
Net income (loss)	$3,748	$13,816	$(332,633)	$(11,363)
General and administrative expenses	9,796	9,055	34,918	36,973
Corporate operating expenses to related parties	144	141	570	617
Real estate impairment provision	—	2,538	18,195	53,313
Depreciation and amortization	13,353	13,813	52,182	47,503
Interest expense	11,982	14,389	56,565	55,978
Other income, net	(2,012)	(1,677)	(7,351)	(14,479)
Loss (gain) on extinguishment of debt	2,482	(10,973)	2,482	(10,466)
Gain from disposition of assets	—	(13,123)	(6,407)	(38,368)
Goodwill impairment	—	5,680	—	10,274
Transaction expenses	121	243	555	821
Net (income) loss from discontinued operations	(17,721)	(9,495)	272,610	(38,028)
Total NOI	$21,893	$24,407	$91,686	$92,775

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$21,893	$17,610	86,218	55,678
Straight-line rent	(813)	(1,577)	(3,172)	(4,931)
Amortization of acquired lease intangibles	(2,464)	(1,170)	(9,383)	(1,455)
Deferred termination income	(5)	819	(783)	819
Other deferred adjustments	5	—	20	—
Industrial Cash NOI	18,616	15,682	72,900	50,111

Office Segment:
Office NOI	—	4,514	5,468	18,262
Straight-line rent	—	10	75	(176)
Amortization of acquired lease intangibles	—	8	(24)	32
Deferred termination income	—	1,851	(652)	1,851
Other intangible amortization	—	—	—	—
Office Cash NOI	—	6,383	4,867	19,969

Other Segment:
Other NOI	—	2,283	—	18,835
Straight-line rent	—	147	—	769
Amortization of acquired lease intangibles	—	(33)	—	(262)
Other deferred adjustments	—	2	—	(40)
Inducement Amortization	—	127	—	127
Other Cash NOI	—	2,526	—	19,429
Total Cash NOI	$18,616	$24,591	$77,767	$89,509

Same Store Cash NOI Adjustments
Industrial Cash NOI	$18,616	$15,682	$72,900	$50,111
Adjustment for acquired properties	(7,088)	(4,105)	(23,914)	(4,105)
Adjustment for disposed properties	(62)	(1,220)	(3,535)	(4,804)
Rent abatements	—	703	—	3,163
Industrial Same Store Cash NOI	11,466	11,060	45,451	44,365

Office Cash NOI	—	6,383	4,867	19,969
Adjustment for disposed properties	—	(6,383)	(4,867)	(19,969)
Office Same Store Cash NOI	—	—	—	—

Other Cash NOI	—	2,526	—	19,429
Adjustment for disposed properties	—	(2,399)	—	(19,302)
Rent abatements	—	(127)	—	(127)
Other Same Store Cash NOI	—	—	—	—
Total Same Store Cash NOI	$11,466	$11,060	$45,451	$44,365

PEAKSTONE REALTY TRUST
EBITDA, EBITDAre, and Adjusted EBITDAre
(Unaudited; in thousands)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use EBITDA, EBITDAre and Adjusted EBITDAre , collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.
We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance or that other companies, including companies in our industry, frequently exclude from similar non-GAAP measures enables us and our investors to compare our underlying business performance from period to period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance and are similar measures that are widely used by analysts and investors as a means of evaluating a company’s performance.
There are a number of limitations related to our non-GAAP measures. Some of these limitations are that these measures, to the extent applicable, exclude: (i) historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; (ii) depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future and these measures do not reflect cash capital expenditure requirements for such replacements; (iii) interest expense, net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us; (iv) share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; (v) provision for income taxes, which may represent a reduction in cash available to us; and (vi) certain other items that we believe are not indicative of the performance of our portfolio. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP measures as a tool for comparison.
Because of these and other limitations, these non-GAAP measures should be considered along with other financial performance measures, including our financial results prepared in accordance with GAAP.
EBITDA
EBITDA is defined as earnings before interest, tax, depreciation and amortization.
EBITDAre
EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP net income or loss, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated properties, including losses/gains on change of control, plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates.

Adjusted EBITDAre
Adjusted EBITDAre is defined as EBITDAre modified to exclude items such as acquisition-related expenses, employee separation expenses, share-based compensation expenses, and other items that we believe are not indicative of the performance of our portfolio. We also include an adjustment to reflect a full period of net operating income on the operating properties we acquire during the quarter and to remove net operating income on properties we dispose of during the quarter (in each case, as if such acquisition or disposition, as applicable, had occurred on the first day of the quarter). The adjustment for acquisitions is based on our estimate of the net operating income we would have received from such property if it had been owned for the full quarter; however, the net operating income we actually receive from such properties in future quarters may differ based on our experience operating such properties subsequent to closing of the acquisitions. We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.
Our calculation of EBITDA, EBITDAre, and Adjusted EBITDAre is presented in the following table for the three months ended December 31, 2025 (dollars in thousands):

Three Months Ended December 31,
2025
Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre (1):
Net income	$3,748
Interest expense	12,287
Depreciation and amortization	13,353
EBITDA	29,388
Real estate impairment provision	(9,015)
EBITDAre	20,373
Adjustment for acquisitions	509
Adjustment for dispositions	(9,539)
Share-based compensation expense	1,596
Loss on extinguishment of debt	3,020
Lease termination adjustment	(45)
Transaction expenses	121
Adjustment to exclude other activities	158
Adjusted EBITDAre	$16,193
(1)EBITDA, EBITDAre, and Adjusted EBITDAre include amounts related to both continuing operations and Office Discontinued Operations Properties for all periods presented.

PEAKSTONE REALTY TRUST
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS
(Unaudited; in thousands)

The following table summarizes net income (loss) from discontinued operations related to the Office Discontinued Operations Properties for the three months and full year ended December 31, 2025 and 2024 :

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Rental income	$12,812	$28,147	$94,842	$111,716
Expenses
Property operating expense	2,317	3,122	11,931	12,395
Property tax expense	867	1,990	6,331	7,745
Real estate impairment provision		—	345,493	—
Depreciation and amortization	—	12,013	30,217	47,479
Total expenses	3,184	17,125	393,972	67,619
Other income (expenses):
Interest expense	(307)	(1,527)	(4,665)	(6,072)
Other (expense) income, net	(77)	—	(43)	3
Loss on extinguishment of debt	(538)	—	(1,243)	—
Income (loss) from discontinued operations	8,706	9,495	(305,081)	38,028
Gain from disposition of assets	9,015	—	32,471	—
Net income (loss) from discontinued operations	$17,721	$9,495	$(272,610)	$38,028

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Net Debt, Occupancy, and WALT Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.
“Net Debt” is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash).

“Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres.

"Operating Property" is any property not classified as a Redevelopment Property. "Operating Portfolio" refers to all Operating Properties.

"Redevelopment Property" is a property where we intend to undertake “repositioning/redevelopment work” including (i) making capital improvements to enhance its functionality, (ii) removing existing structures, (iii) building a new facility from the ground up, and/or (iv) converting the property to a different use. A Redevelopment Property will be moved to the Operating Portfolio upon the earlier of (i) achieving 90% Occupancy of the intended use or (ii) 12 months after completion of the repositioning/redevelopment work. “Redevelopment Portfolio” refers to all Redevelopment Properties.

“WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.